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Exhibit 5.1

                            DRAFT-SUBJECT TO CHANGE




[Date]

Montpelier Re Holdings Ltd.
Mintflower Place
8 Par-La-Ville Road
Hamilton  HM 08
Bermuda


Dear Sirs

Montpelier Re Holdings Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with the filing by the Company of a registration statement on form S-1 (Registration No.333- ) with the United States Securities and Exchange Commission (the "Commission") on 6 June, 2003 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of an aggregate of 5,400,000 common shares, par value US 1/6 cent per share (the "Issued Shares") which are being offered by certain selling shareholders of the Company (the "Selling Shareholders").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 6 June, 2003, copies of unanimous written resolutions of the board of directors of the Company dated 5 June, 2003 (the "Resolutions"), correspondence on behalf of the Company with the Bermuda Monetary Authority (the "BMA") whereby the BMA has granted certain permissions, inter alia, for the issue (and subsequent transfer) of the common shares of the Company (subject to conditions expressed in such correspondence), and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (d) the accuracy and completeness of all factual representations made in the


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Montpelier Re Holdings Ltd.
[Date]
Page 2


documents reviewed by us, (e) that the Resolutions remain in full force and effect and have not been rescinded or amended, (f) that, upon the initial issue of the Issued Shares, the Company received consideration equal to at least the par value thereof, (g) that the BMA has not revoked or amended its consent to the transfer of the Issued Shares.

"Non-assessability" is not a legal concept under Bermuda law, but when we describe the Issued Shares as being "non-assessable" herein we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Issued Shares (but only with respect to such member), that no further sums are payable with respect to the holding of such Issued Shares and the member shall not be bound by an alteration in the memorandum of association or the bye-laws of the Company after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional common shares of the Company or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any matter other than the offering of the Issued Shares by the Selling Shareholders, as described in the Registration Statement.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. Based solely upon a review of the register of members of the Company certified by the secretary of the Company on 6 June, 2003, the Issued Shares are validly issued, fully paid and non-assessable.





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Montpelier Re Holdings Ltd.
[Date]
Page 3



We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Material Tax Considerations", "Enforceability of Civil Liabilities Under United States Federal Securities Laws and Other Matters" and "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully


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    Conyers Dill & Pearman